Exhibit 10.2

LOCK-UP AGREEMENT

August 31, 2022

Ring Energy, Inc.

1725 Hughes Landing Boulevard

Suite 900

The Woodlands, Texas 77380

Ladies and Gentlemen:

This agreement is being delivered to Ring Energy, Inc., a Nevada corporation (“Ring”), in connection with the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of July 1, 2022 (the “Purchase Agreement”), by and among Stronghold Energy II Operating, LLC, a Delaware limited liability company (“Stronghold OpCo”) and Stronghold Energy II Royalties, LP, a Delaware limited partnership (“Stronghold RoyaltyCo”, together with Stronghold OpCo, collectively, “Stronghold”) and Ring. Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

1. (a) In order to induce Ring to consummate the transactions contemplated by the Purchase Agreement, and in light of the benefits that the Purchase Agreement will confer upon the undersigned (“Investor”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor agrees with Ring that, during the period beginning on and including the Closing Date through and including the date that is the 90th day after the Closing Date (the “Lock-Up Period”), Investor will not, without the prior written consent of Ring, directly or indirectly:

(i) offer, pledge, hypothecate, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock, par value $0.001 per share of Ring (the “Common Stock”), or any other class of Ring capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by Investor during the Lock-Up Period or with respect to which Investor has or hereafter acquires the power of disposition during the Lock-Up Period, or

(ii) enter into any swap, hedge or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock (the actions specified in clauses (i) and (ii), collectively, “Transfers”), whether any transaction described in clause (i) or (ii) above is to be settled by delivery of any Capital Stock, other securities, in cash or otherwise; provided, however, that the restrictions in the foregoing clauses (i) and (ii) shall not apply to:

(I)	in the case of an entity, Transfers to any direct or indirect stockholder, partner, limited partner, member, or affiliate of such entity, including by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity or otherwise;

(II)	the entry by Investor into any trading plan providing for the sale of Common Stock by Investor, which trading plan meets the requirements of Rule 10b-5 under the Securities Exchange Act of 1934, as amended, provided that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(III)	Transfers or other transactions in the event of a liquidation, merger, tender offer, consolidation, equity exchange or other similar transaction which results in Ring’s securityholders having the right to exchange their Capital Stock for cash, securities or other property; or

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(IV)	Transfers as a bona fide gift.

provided, however, that in the case of clauses (I) and (IV), the applicable transferees must enter into a written agreement, in substantially the form of this agreement, or a joinder incorporating the terms and conditions of this agreement, agreeing to be bound by these Transfer restrictions until the expiration of the Lock-Up Period (each, a “Joinder Agreement”). For purposes of this agreement, the term “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Furthermore, nothing in this agreement shall prohibit Investor from receiving shares of Capital Stock or any other securities convertible into or exercisable or exchangeable for any Capital Stock by reason of a stock dividend, reclassification, recapitalization, split, combination, exchange of shares or similar event or transaction, and any such shares or other securities received will also be subject to the terms of this agreement.

(c) Except with respect to the provisions of Section 2, Investor further agrees that (i) it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, and (ii) Ring may, with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock owned or held (of record or beneficially) by Investor that is subject to the restrictions set forth in this agreement, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; provided, however, that nothing in the foregoing shall (x) reduce or eliminate Ring’s obligations with respect to the preparation and filing of a registration statement under the Securities Act pursuant to Section 2.01 of the Registration Rights Agreement, or (y) prevent Investor from exercising any rights it may have under the Registration Rights Agreement. For the avoidance of doubt, to the extent Investor has demand and/or piggyback registration rights described in the Registration Rights Agreement, the foregoing shall not prohibit Investor from notifying Ring privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and undertaking non-public preparations related thereto.

2. Notwithstanding Section 1, beginning on the date that is 60 days after the Closing Date, any transferee described in clauses (a)(I)-(IV) of Section 1 of this agreement who (1) enters into a Joinder Agreement as contemplated by Section 1 of this agreement and (2) is not an affiliate of Warburg Pincus, LLC, shall not be subject to the restrictions placed on the Common Stock or other Capital Stock held by such transferee by Section 1 of this agreement, including, for the avoidance of doubt, the restrictions on exercising rights with respect to registration of any Capital Stock under Section 1(c) of this agreement.

3. Investor hereby represents and warrants that Investor has full power and authority to enter into this agreement and that this agreement has been duly authorized, executed and delivered by Investor and is a valid and binding agreement of Investor. This agreement and all authority herein conferred are irrevocable and shall be binding upon the applicable successors and assigns of Investor.

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4. This agreement and any claim, controversy or dispute arising under or related to this agreement or the transactions contemplated by this agreement or the rights, duties and the legal relations among the parties shall be governed and construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction. The Parties consent to the exercise of jurisdiction in personam by the federal courts of the United States located in Houston, Texas or the state courts located in Houston, Texas for any action arising out of this agreement or any transaction contemplated by this agreement. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this agreement, any transaction documents or any transaction contemplated by this agreement shall be exclusively litigated in such courts described above having sites in Houston, Texas and each party irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this agreement. Each party voluntarily, intentionally and irrevocably waives, to the fullest extent permitted by applicable legal requirements, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this agreement, or any transaction contemplated under this agreement. The parties further agree, to the extent permitted by law, that a final and nonappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent that a party or any of its affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party (on its own behalf and on behalf of its affiliates) irrevocably (i) waives such immunity in respect of its obligations with respect to this agreement and (ii) submits to the personal jurisdiction of any court described in this paragraph

5. This agreement may be executed by facsimile or electronic (i.e., PDF) transmission, which is deemed an original.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

STRONGHOLD ENERGY II OPERATING, LLC

By:	/s/ Caleb Weatherl
Name:	Caleb Weatherl
Title:	President & Chief Financial Officer

Agreed and Acknowledged:

RING ENERGY, INC.

By:	/s/ Travis T. Thomas
Name:	Travis T. Thomas
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Lock-Up Agreement]